UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 20, 2026

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 20, 2026, Credit Acceptance Corporation (the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) entered into a $600.0 million asset-backed non-recourse secured financing (the “Financing”). Pursuant to this transaction, we conveyed consumer loans having a value of approximately $750.2 million to a wholly owned special purpose entity, Credit Acceptance Funding LLC 2026-2 (“Funding 2026-2”), which transferred those consumer loans to a trust, which issued three classes of notes:

Note Class	Amount	Average Life		Price	Interest Rate
A	$319,880,000	2.54	years	99.99218%	5.01%
B	$117,300,000	3.23	years	99.97598%	5.29%
C	$162,820,000	3.69	years	99.98270%	5.51%

The Financing will:
•have an expected average annualized cost of approximately 5.5% including upfront fees and other costs;
•revolve for 24 months after which it will amortize based upon the cash flows on the conveyed loans; and
•be used by us to repay higher cost outstanding indebtedness and for general corporate purposes.

We will receive 4.0% of the cash flows related to the underlying consumer loans as a servicing fee to cover our servicing expenses. The remaining 96.0%, less amounts due to dealers for payments of dealer holdback, will be used to pay principal and interest on the notes as well as the ongoing costs of the Financing. The Financing is structured so as not to affect our contractual relationships with dealers and to preserve the dealers’ rights to future payments of dealer holdback.

The notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not and will not constitute an offer to sell or the solicitation of an offer to buy the notes.

The parties to the Financing are the Company, as servicer, Credit Acceptance Auto Loan Trust 2026-2, as issuer (the “Trust”), Funding 2026-2, as seller, and Computershare Trust Company, N.A., as trust collateral agent, indenture trustee, and backup servicer.

The Financing creates debt for which the Trust is liable and which is secured by all the assets of the Trust. Such debt is non-recourse to the Company (other than customary, limited recourse to the Company in the form of repurchase obligations or indemnification obligations for any violations by the Company of its representations or obligations as seller, servicer, or custodian), even though the Trust, Funding 2026-2, and the Company are consolidated for financial reporting purposes. Except for the servicing fee and payments due to dealers, if the Financing is amortizing, the Company does not have any rights in any portion of such collections until all outstanding principal, accrued and unpaid interest, fees, and other related costs have been paid in full. If the Financing is in its revolving period, Funding 2026-2 is entitled to the portion of such collections available after application of any amounts necessary to acquire additional consumer loans from the Company and to pay accrued interest on the debt and any other transaction expenses, provided that any necessary principal payments are made to compensate for reductions in the balance of eligible loans or reductions in forecasted collections. In addition, in its capacity as servicer of the consumer loans, the Company does have a limited right to exercise a “clean-up call” option to purchase the consumer loans from Funding 2026-2 and/or the Trust under certain specified circumstances.

The Financing may be accelerated upon the occurrence of an “indenture event of default.” An “indenture event of default” includes: a default by the Trust in the payment of interest or principal when due; any breach of covenant or any material breach of representation or warranty that is not cured within a specified time following notice; the occurrence of certain bankruptcy or insolvency events involving the Trust or Funding 2026-2; the failure of cumulative collections on the transferred assets to be more than a threshold percentage of cumulative projected collections for three consecutive collection periods; a transfer by Funding 2026-2 of its ownership of the Trust (other than as permitted by the transaction documents); the failure of Funding 2026-2 to observe in any material respect any of its limited purpose covenants after giving effect to notice and grace periods; the failure of the indenture trustee to have a valid and perfected first priority security interest in a material portion of the Trust’s property if such failure has not been cured within ten business days; the Issuer becoming an investment company within the meaning of the Investment Company Act of 1940; and the cessation of any transaction document to be in full force and effect.

The terms and conditions of this transaction are set forth in the agreements attached hereto as Exhibits 4.148 through 4.153 to this Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On August 20, 2026, we issued a press release regarding the Financing. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.148	Indenture, dated as of August 20, 2026, between Credit Acceptance Auto Loan Trust 2026-2 and Computershare Trust Company, N.A.
4.149	Backup Servicing Agreement, dated as of August 20, 2026, among the Company, Credit Acceptance Funding LLC 2026-2, Credit Acceptance Auto Loan Trust 2026-2, and Computershare Trust Company, N.A.
4.150
Amended and Restated Intercreditor Agreement dated August 20, 2026, among the Company, CAC Warehouse Funding LLC II, CAC Warehouse Funding LLC IV, CAC Warehouse Funding LLC V, CAC Warehouse Funding LLC VI, CAC Warehouse Funding LLC VIII, Credit Acceptance Funding LLC 2026-2, Credit Acceptance Funding LLC 2026-1, Credit Acceptance Funding LLC 2025-2, Credit Acceptance Funding LLC 2025-1, Credit Acceptance Funding LLC 2024-B, Credit Acceptance Funding LLC 2024-3, Credit Acceptance Funding LLC 2024-2, Credit Acceptance Funding LLC 2024-1, Credit Acceptance Funding LLC 2024-A, Credit Acceptance Funding LLC 2023-5, Credit Acceptance Funding LLC 2023-3, Credit Acceptance Funding LLC 2023-2, Credit Acceptance Funding LLC 2023-1, Credit Acceptance Funding LLC 2022-2, Credit Acceptance Funding LLC 2021-1, Credit Acceptance Funding LLC 2019-2, Credit Acceptance Auto Loan Trust 2026-2, Credit Acceptance Auto Loan Trust 2026-1, Credit Acceptance Auto Loan Trust 2025-2, Credit Acceptance Auto Loan Trust 2025-1, Credit Acceptance Auto Loan Trust 2024-3, Credit Acceptance Auto Loan Trust 2024-2, Credit Acceptance Auto Loan Trust 2024-1, Credit Acceptance Auto Loan Trust 2024-A, Credit Acceptance Auto Loan Trust 2023-5, Credit Acceptance Auto Loan Trust 2023-3, Credit Acceptance Auto Loan Trust 2023-2, Credit Acceptance Auto Loan Trust 2023-1, Computershare Trust Company, N.A., as trustee, Bank of Montreal, as agent, Fifth Third Bank, National Association, as agent, Flagstar Bank, National Association, as agent, Fifth Third Bank, N.A., successor by merger to Comerica Bank, as agent, and Citizens Bank, N.A., as agent.

4.151	Sale and Contribution Agreement, dated as of August 20, 2026, between the Company and Credit Acceptance Funding LLC 2026-2.
4.152
Amended and Restated Trust Agreement, dated as of August 20, 2026, among Credit Acceptance Funding LLC 2026-2, each of the initial members of the Board of Trustees of the Trust, and Computershare Delaware Trust Company.

4.153	Sale and Servicing Agreement, dated as of August 20, 2026, among the Company, Credit Acceptance Auto Loan Trust 2026-2, Credit Acceptance Funding LLC 2026-2, and Computershare Trust Company, N.A.
99.1	Press release dated August 20, 2026.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: August 25, 2026	By:	/s/ Joseph Billante III
Joseph Billante III
Chief Financial Officer